EXHIBIT 99.1

Allison Transmission Announces Second Quarter 2024 Results

*	Record quarterly net sales of $816 million, up 4% year over year

*	Diluted EPS of $2.13, up 11% year over year

*	Increasing full year 2024 revenue, earnings and cash flow guidance

INDIANAPOLIS, July 25, 2024 – Allison Transmission Holdings Inc. (NYSE: ALSN), today reported second quarter net sales of $816 million, a quarterly record driven by all-time high quarterly net sales of $456 million in the North America On-Highway end market.

David S. Graziosi, Chair and Chief Executive Officer of Allison Transmission commented, “Unprecedented demand for Class 8 vocational vehicles drove record quarterly revenue in our North America On-Highway end market, propelling second quarter revenue to a company record of $816 million. Second quarter performance was also improved by year over year increases in our Defense and Outside North America On-Highway end markets as we continue to execute and realize our growth initiatives globally.”

Graziosi continued, “As a result of the ongoing strength in our North America On-Highway end market, we are pleased to raise our full year 2024 revenue, earnings and cash flow guidance. During the second quarter, we returned capital to shareholders through our quarterly dividend of $0.25 per share and repurchasing over $31 million of our outstanding shares.”

Second Quarter Financial Highlights

Net sales for the quarter were a record $816 million. Year over year results were led by:

•

A $59 million increase in net sales in the North America On-Highway end market principally driven by strength in demand for Class 8 vocational vehicles and medium-duty trucks, and price increases on certain products,

•	A $10 million increase in net sales in the Defense end market principally driven by increased demand for Tracked vehicle applications, and

•

A $5 million increase in net sales in the Outside North America On-Highway end market, leading to record second quarter net sales of $128 million, principally driven by higher demand in Asia and price increases on certain products, partially offset by lower demand in Europe.

Net income for the quarter was $187 million. Diluted EPS for the quarter was $2.13. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $301 million. Net cash provided by operating activities for the quarter was $171 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $150 million.

Second Quarter Net Sales by End Market

End Market	Q2 2024 Net Sales ($M)	Q2 2023 Net Sales ($M)	Variance
North America On-Highway	$456	$397	$59
North America Off-Highway	$1	$25	($24)
Defense	$43	$33	$10
Outside North America On-Highway	$128	$123	$5
Outside North America Off-Highway	$22	$24	($2)
Service Parts, Support Equipment & Other	$166	$181	($15)

Total Net Sales	$816	$783	$33

Second Quarter Financial Results

Gross profit for the quarter was $394 million, an increase of $13 million from $381 million for the same period in 2023. The increase in gross profit was principally driven by price increases on certain products and increased net sales partially offset by higher manufacturing expense.

Selling, general and administrative expenses for the quarter were $82 million, a decrease of $10 million from $92 million for the same period in 2023. The decrease was principally driven by lower intangible amortization expense.

Engineering – research and development expenses for the quarter were $49 million, an increase of $2 million from $47 million for the same period in 2023.

Net income for the quarter was $187 million, an increase of $12 million from $175 million for the same period in 2023. The increase was principally driven by higher gross profit, lower selling, general and administrative expenses and lower interest expense, net, partially offset by a non-cash defined benefit pension plan settlement charge incurred in the second quarter of 2024 and unrealized mark-to-market adjustments for marketable securities.

Net cash provided by operating activities was $171 million, an increase of $30 million from $141 million for the same period in 2023. The increase was principally driven by lower cash income taxes and higher gross profit partially offset by higher operating working capital funding requirements.

Second Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $301 million, an increase of $13 million from $288 million for the same period in 2023. The increase in Adjusted EBITDA was principally driven by higher gross profit.

Adjusted free cash flow for the quarter was $150 million, an increase of $28 million from $122 million for the same period in 2023. The increase was principally driven by higher net cash provided by operating activities.

2024 Guidance Update

Given first half of 2024 results and current end markets conditions, we are raising our full year 2024 revenue, earnings and cash flow guidance. Allison expects 2024 Net Sales in the range of $3,090 to $3,170 million, Net Income in the range of $650 to $700 million, Adjusted EBITDA in the range of $1,085 to $1,145 million, Net Cash Provided by Operating Activities in the range of $715 to $775 million, Capital Expenditures in the range of $125 to $135 million, and Adjusted Free Cash Flow in the range of $590 to $640 million.

Conference Call and Webcast

The Company will host a conference call at 5:00 p.m. ET on Thursday, July 25, 2024 to discuss its second quarter 2024 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at https://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. ET on July 25 until 11:59 p.m. ET on August 8. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13747609.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,600 independent distributor and dealer locations worldwide. For more information, visit https://allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Claire Gregory

Director, Global External Communications

claire.gregory@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net sales	$816	$783	$1,605	$1,524
Cost of sales	422	402	845	782

Gross profit	394	381	760	742
Selling, general and administrative	82	92	168	179
Engineering - research and development	49	47	95	91

Operating income	263	242	497	472
Interest expense, net	(22)	(28)	(47)	(56)
Other (expense) income, net	(7)	2	(12)	12

Income before income taxes	234	216	438	428
Income tax expense	(47)	(41)	(82)	(83)

Net income	$187	$175	$356	$345

Basic earnings per share attributable to common stockholders	$2.15	$1.94	$4.05	$3.79

Diluted earnings per share attributable to common stockholders	$2.13	$1.92	$4.05	$3.75

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets
Cash and Cash Equivalents	$648	$555
Accounts receivable, net	383	356
Inventories	303	276
Other current assets	89	63

Total Current Assets	1,423	1,250
Property, plant and equipment, net	760	774
Intangible assets, net	826	833
Goodwill	2,075	2,076
Other non-current assets	92	92

TOTAL ASSETS	$5,176	$5,025

LIABILITIES
Current Liabilities
Accounts payable	$249	$210
Product warranty liability	32	32
Current portion of long-term debt	5	6
Deferred revenue	44	41
Other current liabilities	181	212

Total Current Liabilities	511	501
Product warranty liability	27	27
Deferred revenue	92	89
Long-term debt	2,397	2,497
Deferred income taxes	510	519
Other non-current liabilities	155	159

TOTAL LIABILITIES	3,692	3,792
TOTAL STOCKHOLDERS’ EQUITY	1,484	1,233

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$5,176	$5,025

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$171	$141	$344	$334
Net cash used for investing activities (a)	(20)	(19)	(32)	(41)
Net cash used for financing activities	(54)	(115)	(218)	(174)
Effect of exchange rate changes on cash	—	—	(1)	—

Net increase in cash and cash equivalents	97	7	93	119
Cash and cash equivalents at beginning of period	551	344	555	232

Cash and cash equivalents at end of period	$648	$351	$648	$351

Supplemental disclosures:
Income taxes paid	$(95)	$(119)	$(99)	$(121)
Interest paid	$(33)	$(35)	$(62)	$(64)
Interest received from interest rate swaps	$4	$3	$7	$5
(a) Additions of long-lived assets	$(21)	$(19)	$(32)	$(43)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income (GAAP)	$187	$175	$356	$345
plus:
Income tax expense	47	41	82	83
Depreciation of property, plant and equipment	27	27	54	53
Interest expense, net	22	28	47	56
Stock-based compensation expense (a)	8	6	14	11
UAW Local 933 contract signing incentives (b)	—	—	14	—
Unrealized loss (gain) on marketable securities (c)	3	—	10	(3)
Amortization of intangible assets	2	11	7	22
Pension plan settlement loss (d)	4	—	4	—
Technology-related investments loss (gain) (e)	1	—	1	(3)
Loss associated with impairment of long-lived assets	—	—	1	—

Adjusted EBITDA (Non-GAAP)	$301	$288	$590	$564

Net sales (GAAP)	$816	$783	$1,605	$1,524
Net income as a percent of net sales (GAAP)	22.9%	22.3%	22.2%	22.6%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	36.9%	36.8%	36.8%	37.0%
Net cash provided by operating activities (GAAP)	$171	$141	$344	$334
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(21)	(19)	(32)	(43)

Adjusted free cash flow (Non-GAAP)	$150	$122	$312	$291

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(b)

Represents non-recurring incentives (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development) to eligible employees as a result of International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) Local 933 represented employees ratifying a four-year collective bargaining agreement effective through November 2027.

(c)	Represents a loss (gain) (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(d)

Represents a non-cash settlement charge (recorded in Other (expense) income, net) for a pro rata portion of previously unrecognized pension plan actuarial net losses associated with the pension risk transfer of a portion of our salaried defined benefit pension plan obligations to a third-party insurance company.

(e)	Represents a loss (gain) (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance Year Ending December 31, 2024
	Low	High
Net Income (GAAP)	$650	$700
plus:
Income tax expense	161	171
Depreciation of property, plant and equipment	113	113
Interest expense, net	94	94
Stock-based compensation expense (a)	26	26
UAW Local 933 contract signing incentives (b)	14	14
Amortization of intangible assets	11	11
Unrealized loss on marketable securities (c)	10	10
Pension plan settlement loss (d)	4	4
Technology-related investments loss (e)	1	1
Loss associated with impairment of long-lived assets	1	1

Adjusted EBITDA (Non-GAAP)	$1,085	$1,145

Net Cash Provided by Operating Activities (GAAP)	$715	$775
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	$(125)	$(135)

Adjusted Free Cash Flow (Non-GAAP)	$590	$640

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(b)

Represents non-recurring incentives (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development) to eligible employees as a result of International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) Local 933 represented employees ratifying a four-year collective bargaining agreement effective through November 2027.

(c)	Represents a loss (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(d)

Represents a non-cash settlement charge (recorded in Other (expense) income, net) for a pro rata portion of previously unrecognized pension plan actuarial net losses associated with the pension risk transfer of a portion of our salaried defined benefit pension plan obligations to a third-party insurance company.

(e)	Represents a loss (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.